Exhibit 31.1

CERTIFICATION PURSUANT TO SECTION 302 (a) OF THE SARBANES-OXLEY ACT OF 2002

 I, Donald P. Hateley, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Vigilant Diversified Holdings, Inc. (the “registrant”); and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

3. Based on my knowledge, the financial statements and other financial information included in this annual report fairly presents in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

Dated: April 23, 2019	/s/ Donald P. Hateley
Donald P. Hateley
Chief Executive Officer
(Principal Executive Officer)